Exhibit 99.1

BluePhoenix Solutions Ltd. Reports 2013 Fourth Quarter and Annual Financial Results
Thursday, March 27, 2014

SEATTLE, Washington — March 27, 2014 — BluePhoenix Solutions Ltd. (NASDAQ: BPHX) today announced fourth quarter and annual financial results for 2013.

Revenue during the fourth quarter was $2M and slightly more than third quarter of $1.9M.  Non-GAAP expenses and operating loss also remained consistent with third quarter in the amount of $1.8M and ($.9M), respectively.  Ending cash increased $930K to $2.6M for the quarter.

For the full-year 2013, revenue was $8.5M vs. $10.6M in 2012 and a dramatic improvement in net loss in 2013 to ($4M) vs. ($11.4M) in 2012.

Matt Bell, Chief Executive Office and President, commented, “2013 has been a year of transition for us here at BluePhoenix.  We finalized the divesture of BridgeQuest Inc. just after the first of the year, transitioned our operational headquarters to the US, continued to align our fixed infrastructure costs, converted our SEC reporting to US domestic standards, created operational liquidity through issuance of equity and debt, sold several new deals, and hired key new people in Sales, Marketing, and Finance.  We are optimistic about 2014.”

See related 8-K and 10-K filings for additional details.

BluePhoenix will go over the following numbers during the quarterly conference call today at 4:30PM Eastern Daylight Savings Time. The call can be accessed by dialing 1-877-941-8609 within the United States, or via local US number 1-480-629-9692 if calling internationally, approximately five minutes prior to its scheduled commencement. A replay can be accessed through a link on the BluePhoenix website.

GAAP Results (in thousands US$)	Q4 2013	Q3 2013	Q4 2012*
Revenues	2,042	1,934	3,059
Operating gain (loss)	(1,186)	(1,151)	218
Net loss	(1,437)	(1,240)	(383)
Loss per share, diluted*	$(0.13)	$(0.12)	$(0.04)

Non-GAAP Results (in thousands US$)	Q4 2013	Q3 2013	Q4 2012*
Revenues	2,042	1,934	3,059
Operating loss	(934)	(894)	(72)
Net loss	(1,161)	(954)	(264)
Loss per share, diluted*	$(0.11)	$(0.09)	$(0.02)

Notes:
* The results for Q4 2012 are presented after reclassification of Liacom Systems Ltd. and BridgeQuest Inc. as discontinued operations.

Non-GAAP financial measures
The release includes non-GAAP diluted earnings per share and other non-GAAP financial measures, including non-GAAP operating income and non-GAAP net income. These non-GAAP measures exclude the following items:

●	Amortization of intangible assets;
●	Stock-based compensation;
●	Onetime expenses related to cost saving plan and one time charges;
●	Revaluation of derivatives and discount amortization;
●	Gain on sales of subsidiaries and Appbuilder ;
●	Net loss from discontinued operation.

The presentation of these non-GAAP financial measures should be considered in addition to BluePhoenix’s GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. BluePhoenix’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain charges and gains that may not be indicative of BluePhoenix’s core business operating results. BluePhoenix believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing BluePhoenix’s performance. These non-GAAP financial measures also facilitate comparisons to BluePhoenix's historical performance. BluePhoenix includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Non-GAAP measures are reconciled to comparable GAAP measures in the table entitled “Unaudited Reconciliation of GAAP to Non-GAAP.”

About BluePhoenix Solutions
BluePhoenix Solutions Ltd. (NASDAQ: BPHX) is a legacy platform modernization provider.  The BluePhoenix portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, BluePhoenix works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more.  BluePhoenix customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail.  BluePhoenix has six offices in the United States, United Kingdom, Italy, Romania, and Israel.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release may be deemed forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal Securities laws. You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “plans,” “believes,” “estimates,” “expects,” “predicts”, “intends,”  the negative of such terms, or other comparable terminology. Because such statements deal with future events, plans, projections, or future performance of the Company, they are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s current expectations. These risks and uncertainties include but are not limited to: the effects of the global economic and financial trends; market demand for the Company’s products; successful implementation of the Company’s products; changes in the competitive landscape, including new competitors or the impact of competitive pricing and products; and such other risks and uncertainties as identified in BluePhoenix’s most recent Annual Report on Form 10-K and other reports filed by it with the SEC. Except as otherwise required by law, BluePhoenix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  This press release is also available at www.bphx.com. All names and trademarks are their owners’ property.

Company Contact:

Rick Rinaldo, CFO
BluePhoenix Solutions
www.bphx.com
rrinaldo@bphx.com

BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2013	2012

ASSETS

Current Assets:

Cash and cash equivalents	$2,592	$2,560
Restricted cash	35	33
Trade accounts receivable, net	1,960	2,445
Other current assets	239	581
Assets held for sale	-	791

Total Current Assets	4,826	6,410

Non-Current Assets:

Property and equipment, net	287	562
Goodwill	12,501	12,501
Intangible assets and other, net	-	277

Total Non-Current Assets	12,788	13,340

TOTAL ASSETS	$17,614	$19,750

LIABILITIES AND EQUITY

Current Liabilities:

Short-term bank credit and others	$40	$217
Trade accounts payable	886	1,256
Deferred revenues	719	712
Other current liabilities	902	950
Liabilities held for sale	-	467

Total Current Liabilities	2,547	3,602

Non-Current Liabilities

Accrued severance pay, net	290	408
Loans from banks and others	162	281
Derivative liabilities - warrants	311	370

Total Non-Current Liabilities	763	1,059

Total Equity	14,304	15,089

TOTAL LIABILITIES AND EQUITY	$17,614	$19,750

BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
	Unaudited

Revenues	$2,042	$3,059	$8,537	$10,624

Cost of revenues	1,267	1,349	4,489	7,052
Gross profit	775	1,710	4,048	3,572

Research and development costs	460	327	1,508	691

Selling, general and administrative expenses	1,501	2,015	6,305	8,685

Gain on sales of subsidiaries and Appbuilder	-	(850)	(786)	(1,195)

Total operating expenses	1,961	1,492	7,027	8,181

Operating gain (loss)	(1,186)	218	(2,979)	(4,609)

Financial expenses, net	47	38	114	5,358

Other income	-	-	-	580

Loss before taxes	(1,233)	180	(3,093)	(9,387)

Taxes on income	238	57	297	221

Net loss from continued operation	(1,471)	123	(3,390)	(9,608)

Net loss from discontinued operation	-	365	399	1,469
Net loss	(1,471)	(242)	(3,789)	(11,077)

Net result attributed to noncontrolling interests	(34)	141	243	351

Loss attributed to BluePhoenix shareholders	$(1,437)	$(383)	$(4,032)	$(11,428)

Loss per share:

From continued operation- basic and diluted	$(0.13)	$0.00	$(0.34)	$(1.26)

From discontinued operation- basic and diluted	$0.00	$(0.04)	$(0.03)	$(0.19)

Attributed to the shareholders	$(0.13)	$(0.04)	$(0.37)	$(1.45)

Shares used in per share calculation:
Basic and diluted	11,025	10,594	10,770	7,897

BluePhoenix Solutions Ltd.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
	Unaudited

GAAP gross profit	$775	$1,710	$4,048	$3,572

Amortization of intangible assets	120	266	277	1,531
Expenses related to cost saving plan and one time charges	-	-	-	36
Non-GAAP gross profit	$895	$1,976	$4,325	$5,139

GAAP operating gain (loss)	$(1,186)	$218	$(2,979)	$(4,609)

Amortization of intangible assets	120	266	277	1,531
Expenses related to cost saving plan and one time charges	-	-	-	87
Stock-based compensation	132	294	599	1,703
Gain on sales of subsidiaries and Appbuilder	-	(850)	(786)	(1,195)
Non-GAAP operating loss	$(934)	$(72)	$(2,889)	$(2,483)

GAAP net loss attributed to BluePhoenix	$(1,437)	$(383)	$(4,032)	$(11,428)

Amortization of intangible assets	120	266	277	1,531
Expenses related to cost saving plan and one time charges	-	-	-	87
Stock-based compensation	132	294	599	1,703
Gain on sales of subsidiaries and Appbuilder	-	(850)	(786)	(1,195)
Revaluation of derivatives and discount amortization	24	44	17	4,868
Net loss from discontinued operation	-	365	399	1,469
Non-GAAP net loss attributed to BluePhoenix	$(1,161)	$(264)	$(3,526)	$(2,965)

Shares used in diluted earnings per share calculation	11,025	10,594	10,770	7,897

Non - GAAP diluted loss per share	$(0.11)	$(0.02)	$(0.33)	$(0.38)

BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,471)	$(242)	$(3,789)	$(11,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	166	309	432	1,867
Decrease in accrued severance pay, net	(104)	(16)	(118)	(32)
Stock–based compensation	132	294	599	1,702
Change in fair value of derivatives and discount amortization	24	45	17	4,869
Gain on sales of subsidiaries and Appbuilder	-	(787)	(414)	(426)
Loss on sale of property and equipment	144	-	144	12
Changes in operating assets and liabilities:
Decrease (increase) in trade receivables	(80)	(144)	681	611
Decrease (increase) in other current assets	522	15	503	(676)
Decrease in trade payables	(131)	(162)	(419)	(1,268)
Increase (decrease) in other current liabilities and deferred revenues	(441)	405	(388)	126
Net cash used in operating activities	(1,239)	(283)	(2,752)	(4,292)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	-	46	-	4,077
Purchase of property and equipment	(10)	(51)	(19)	(111)
Proceeds from sale of property and equipment	-	-	-	50
Proceeds from sales of subsidiaries and Appbuilder	-	1,009	800	3,959
Net cash provided (used) by investing activities	(10)	1,004	781	7,975

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term bank credit and convertible notes, net	-	(86)	(216)	(1,687)
Exercise of warrants	-	-	40	120
Issuance of shares, net	2,290	-	2,290	-
Repayment of long term loan	(111)	-	(111)	(3,553)
Net cash provided (used) by financing activities	2,179	(86)	2,003	(5,120)

NET CASH INCREASE (DECREASE) IN CASH AND CASH EQUVIALETS	930	635	32	(1,437)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,662	1,925	2,560	3,997
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,592	$2,560	$2,592	$2,560